Exhibit A

Joint Filing Agreement

The undersigned agree that this Schedule 13G, and all amendments thereto, relating to the Common Stock of Inspire Medical Systems, Inc. shall be filed on behalf of the undersigned.

DEERFIELD MGMT, L.P.

By: Deerfield UGP, LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By: Deerfield UGP, LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: Deerfield UGP, LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

JAMES E. FLYNN

/s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact